UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PFNX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2020, Pfenex Inc. (the “Company”) entered into an Equity Sales Agreement (the “Sales Agreement”) with William Blair & Company, L.L.C. (“William Blair”) and H.C. Wainwright & Co., LLC (together with William Blair, the “Sales Agents”) to sell shares of the Company’s common stock, par value $0.001 per share, having aggregate sales proceeds of up to $60,000,000, from time to time, through an “at the market” equity offering program under which the Sales Agents will act as sales agents.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agents may sell the shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made (i) directly on the NYSE American, (ii) on any other existing trading market for the Common Stock or (iii) to or through a market maker. The Sales Agents will use commercially reasonable efforts in conducting such sales activities consistent with their normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of the NYSE American. The Sales Agreement may be terminated by the Company upon five days’ notice to the Sales Agents for any reason or by either of the Sales Agents upon five days’ notice to the Company for any reason or immediately under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company. Under the terms of the Sales Agreement, the Company may also sell shares to either Sales Agent acting as principal for such Sales Agent’s own account at prices agreed upon at the time of sale.

The Sales Agreement provides that the Sales Agents are entitled to compensation for their services that will equal 3.0% of the gross sales price per share of all shares sold through the Sales Agents under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-226727), as amended. On the date hereof, the Company filed a prospectus supplement dated May 7,2020 with the Securities and Exchange Commission in connection with the offer and sale of the shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Sales Agreement, dated as of May 7, 2020, among Pfenex Inc., William Blair & Company, L.L.C., and H.C. Wainwright & Co., LLC.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: May 7, 2020	By:	/s/ Evert Schimmelpennink
Evert Schimmelpennink
Chief Executive Officer